SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): March 13, 2003 (March 7, 2003)

P-COM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25356	59-1834763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. WINCHESTER BOULEVARD, CAMPBELL, CALIFORNIA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 866-3666

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

On March 7, 2003, P-Com, Inc. issued the attached press release announcing that P-Com’s common stock will be delisted from The Nasdaq SmallCap Market as of March 7, 2003 and immediately eligible for quotation on the OTC Bulletin Board effective with the opening of business on March 10, 2003. The trading symbol for P-Com’s common stock is unchanged and will remain PCOM.

ITEM 7.    Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press release dated March 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-COM, INC. (Registrant)

Date:	March 13, 2003	By:	/s/ GEORGE P. ROBERTS
		Name:	George P. Roberts
		Title:	Chief Executive Officer